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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 3, 2004, which appear in the December 31, 2003 Annual Report to Shareholders of Strong Advisor Equity Funds, the December 31, 2003 Annual Report to Shareholders of Strong Core Funds, the December 31, 2003 Annual Report to Shareholders of Strong Growth Funds, the December 31, 2003 Annual Report to Shareholders of Strong Sector Funds, the December 31, 2003 Annual Report to Shareholders of Strong Value Fund and the December 31, 2003 Annual Report to Shareholders of Strong Value Funds, relating to the financial statements and financial highlights of Strong Equity Funds, Inc. (comprised of the Strong Advisor Large Company Core Fund, Strong Advisor Mid Cap Growth Fund, Strong Advisor Small Cap Value Fund, Strong Advisor Utilities and Energy Fund, Strong Dow 30 Value Fund, Strong Enterprise Fund, Strong Growth Fund, Strong Growth 20 Fund, Strong Large Cap Core Fund, Strong Large Company Growth Fund, Strong Mid Cap Disciplined Fund, Strong Technology 100 Fund, Strong U.S. Emerging Growth Fund and Strong Value Fund series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2004